UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 16, 2020
Date of Report (Date of earliest event reported)

 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19417	04-2746201
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2020, Progress Software Corporation (the “Company”) announced that Paul Jalbert will retire as Chief Financial Officer of the Company on January 31, 2020. The Company also announced the appointment of Anthony Folger to succeed Mr. Jalbert as Chief Financial Officer, beginning January 31, 2020.
Prior to joining the Company, Mr. Folger, age 48, was Chief Financial Officer and Treasurer of Carbonite, Inc., a publicly-held provider of backup, disaster recovery, high availability and workload migration solutions, from January 2013 until Carbonite was acquired by OpenText Corporation in late December 2019. As Chief Financial Officer, Mr. Folger was responsible for overseeing Carbonite’s customer facing and business operations including customer support, data center operations, finance, investor relations, corporate development, information technology, business analytics and human resources. Prior to that time, from June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, a provider of backup, disaster recovery and secure access solutions, including Chief Financial Officer from October 2008 to December 2012.
Mr. Folger’s Employment Agreement and ERMA
In connection with his appointment as Chief Financial Officer, on January 16, 2020, the Company and Mr. Folger entered into an employment agreement, effective January 31, 2020, setting forth Mr. Folger’s compensation and certain other employment terms. Pursuant to this employment agreement, Mr. Folger will be paid a base salary of $400,000 per year and he will be eligible to participate in the Company’s Corporate Bonus Plan at an aggregate annual target rate equal to 65% of his base salary, or $260,000.
Under the employment agreement, at the next quarterly meeting of the Compensation Committee of the Board of Directors following his start date, Mr. Folger will be issued an annual equity award with a value of $1,600,000, with (i) 50% of this equity award consisting of performance share units (“PSUs”) under the Company’s Long Term Incentive Plan (“LTIP”) applicable to executive officers, with half of the PSUs to be earned based on the Company’s relative total shareholder return and the other half based on the Company’s cumulative operating income, in each case over a three-year performance period ending on November 30, 2022, (ii) 30% of this equity award consisting of restricted stock units (“RSUs”), and (iii) 20% of this equity award consisting of stock options. Subject to continued employment, the RSUs will vest in equal installments semi-annually over three years, with the first such vest to occur on October 1, 2020 and the remaining installments vesting every six months thereafter. Subject to continued employment, the stock options will vest in equal installments semi-annually over four years, with the first such vest to occur on October 1, 2020 and the remaining installments vesting every six months thereafter.
Mr. Folger’s employment agreement also provides that in the event that his employment is terminated as a result of an “Involuntary Termination” (as defined below), he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months, (b) the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) 12 months of acceleration of unvested stock options and RSUs. No PSUs (including PSUs under the LTIP), and no other RSUs (except those described above), will vest or be accelerated.
Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement, which will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as the Company.
The Company and Mr. Folger also entered into an Employee Retention and Motivation Agreement (the “ERMA”), effective as of January 31, 2020, which provides that, immediately following a change in control (as defined in the ERMA), Mr. Folger will be entitled to (a) 12 months of acceleration of unvested stock options and RSUs, subject to certain exceptions and (b) the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. The ERMA also provides that, if Mr. Folger’s employment is terminated as a result of an Involuntarily Termination within 12 months following a change in control, he will be entitled to receive the following compensation and benefits: (a) a lump sum payment equal to 15 months of his total target cash compensation, (b) the continuation, for a period of 15 months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) 12 months of acceleration of unvested stock options and RSUs.
An “Involuntary Termination” is defined in both the employment agreement and the ERMA as a termination of employment by the Company other than for “Cause” (as defined in the agreements), disability or death or a termination by Mr. Folger as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr.

Folger from such position, a material reduction in Mr. Folger’s base salary or target bonus, a relocation of Mr. Folger to a facility or location more than fifty miles from his then present location or a material breach of the employment agreement by the Company.
The foregoing descriptions of Mr. Folger’s employment agreement and Mr. Folger's ERMA are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and are incorporated by reference herein.
Except as described above, there are no arrangements or understandings between Mr. Folger and any other person pursuant to which he was appointed to his new position. There are no family relationships between Mr. Folger and any of the Company’s directors or executive officers, nor is the Company aware, after inquiry of Mr. Folger, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.
Mr. Jalbert’s Retirement
Following Mr. Jalbert’s retirement as Chief Financial Officer, Mr. Jalbert will remain with the Company until April 2, 2020 in order to assist Mr. Folger in the transition. Pursuant to a Transition Letter, dated January 16, 2020, between Mr. Jalbert and the Company, during the period beginning February 1, 2020 and ending April 2, 2020, the Company will pay Mr. Jalbert a base salary of $10,000 per month for his services, Mr. Jalbert will continue to participate in the benefit arrangements of the Company and Mr. Jalbert’s unvested equity awards will continue to vest in accordance with the terms and conditions of such awards. Additionally, all unvested stock options and unvested restricted stock units held by Mr. Jalbert that would otherwise vest on October 1, 2020 will accelerate and become fully exercisable as of April 2, 2020. No other PSUs (including PSUs under the LTIP), RSUs or stock options (except those described above) will vest or be accelerated.

Item 7.01 Regulation FD Disclosure.

On January 16, 2020, the Company issued a press release announcing the retirement of Mr. Jalbert and the appointment of Mr. Folger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated January 16, 2020, by and between Progress Software Corporation and Anthony Folger
10.2	Employee Retention and Motivation Agreement, effective January 31, 2020, by and between Progress Software Corporation and Anthony Folger
99.1	Press Release issued by Progress Software Corporation dated January 16, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, exhibits and schedules to this Exhibit have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2020	Progress Software Corporation
	By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer